Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation in this Registration Statement on Form S-1 of our report dated October 29, 2009 with respect to the audited financial statements of Pepper Rock Resources Corp for the year ended July 31, 2009 and 2008.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ Malone Bailey, LLP
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www.malonebailey.com
Houston, Texas

April 8, 2010